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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549





                                    FORM 8-K

                                 CURRENT REPORT





PURSUANT TO SEC. 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 1, 1994
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                               Dana Corporation
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             (Exact name of registrant as specified in its charter)


    Virginia                1-1063                         34-4361040
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(State or Other     (Commission File Number)              (IRS Employer
Jurisdiction of                                        Identification No.)
 Incorporation)


               4500 Dorr Street, Toledo, Ohio               43615
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            (Address of principal executive offices)      (Zip Code)



Registrant's telephone number, including area code:    (419) 535-4500
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ITEM 5.         OTHER EVENTS.  On September 1, 1994, Dana Corporation issued the following press release to Business Wire, for immediate release to national newspapers and news wire services:

                        "KOLBENSCHMIDT AGREEMENT EXPIRES

"Dana Corporation today announced that its offer to acquire approximately 47% of the shares of Kolbenschmidt AG from Metallgesellschaft AG has expired without the parties having reached an agreement. The parties had originally signed a Letter of Intent for this transaction in March, 1994.

"Southwood J. Morcott, Dana Chairman and Chief Executive Officer, said, 'Dana continues to closely follow developments in connection with the ownership of Kolbenschmidt and has a continuing interest in certain aspects of the Kolbenschmidt business.'

"'Dana will also continue to look at other opportunities to pursue its objectives of obtaining 50 percent of its sales from distribution markets and 50 percent of its sales from outside the U.S.,' he added.

"Dana Corporation, a Fortune 100 company, is a global leader in the engineering, manufacturing, and marketing of products and systems for the worldwide vehicular, industrial and mobile off-highway original equipment markets and is a major supplier to the related aftermarkets. The company manufactures and distributes drivetrain components, engine and chassis parts, structural components, fluid power systems and power transmission products. Dana also owns Dana Commercial Credit, a leading provider of lease financing services.

"Dana, incorporated in 1905 and based in Toledo, Ohio, operates facilities in 27 countries with 36,000 people and sales of $5.5 billion in 1993."


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Dana Corporation
                                    --------------------------------
                                    (Registrant)

Date:  September 23, 1994           By:  /s/ Martin J. Strobel
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                                         Martin J. Strobel
                                         Vice President, General Counsel and
                                         Secretary